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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 67 to the registration statement on Form N-1A ("Registration Statement") of our reports dated February 23, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of the CGM Advisor Targeted Equity Fund, Hansberger International Fund, IXIS Income Diversified Portfolio, IXIS U.S. Diversified Portfolio, IXIS Value Fund, Vaughan Nelson Small Cap Value Fund, and Westpeak Capital Growth Fund, each a series of IXIS Advisor Funds Trust I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2007